                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES


                                                                                       THREE MONTHS ENDED JUNE 30
                                                                                     1995                               1994
                                                                           -----------------------------------------------------
                 Per common share and common share equivalents:

                   Outstanding shares - beginning of period                        8,663,869                           6,667,887
                   Shares issued to acquire Integral Vision Ltd.                                                         654,282
                   Weighted average of:
                     Issuance of 1,300,000 common shares                                                                 542,857
                     Exercise of stock options                                        32,828
                     Net effect of dilutive stock options based on
                      treasury stock method using average market price                                                   404,202
                                                                                ------------                      --------------

                   TOTAL SHARES                                                    8,696,697                           8,269,228
                                                                                ============                      ==============


                 Net earnings (loss)                                            $ (2,293,232)                     $    1,115,276
                                                                                ============                      ==============

                 Net earnings (loss) per share                                  $       (.26)                     $          .13
                                                                                ============                      ==============




                 Per common share assuming full dilution:

                   Outstanding shares - beginning of period                        8,663,869                           6,667,887
                   Shares issued to acquire Integral Vision Ltd.                                                         654,282
                   Weighted average of:
                     Issuance of 1,300,000 common shares                                                                 542,857
                     Exercise of stock options                                        32,828
                     Net effect of dilutive stock options based on
                      treasury stock method using quarter-end market
                      price if higher than average market price                                                          404,202
                                                                                ------------                      --------------

                   TOTAL SHARES                                                    8,696,697                           8,269,228
                                                                                ============                      ==============


                 Net earnings (loss)                                            $ (2,293,232)                     $    1,115,276
                                                                                ============                      ==============

                 Net earnings (loss) per share                                  $       (.26)                     $          .13
                                                                                ============                      ==============



                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES

                                                                                           SIX MONTHS ENDED JUNE 30
                                                                                    1995                               1994
                                                                              --------------------------------------------------
                 Per common share and common share equivalents:

                 Total shares for quarter ended:
                 March 31                                                          8,648,872                           7,725,259
                 June 30                                                           8,696,697                           8,269,228
                                                                                ------------                      --------------
                                                                                  17,345,569                          15,994,487
                                                                                ============                      ==============
                 Average number of common shares and
                 common share equivalents                                          8,672,785                           7,997,244
                                                                                ============                      ==============

                 Net earnings (loss)                                            $ (2,146,631)                     $    2,073,657
                                                                                ============                      ==============

                 Net earnings (loss) per share                                  $       (.25)                     $          .26
                                                                                ============                      ==============

                 Per common share and common share
                 equivalents assuming full dilution:

                 Total shares for quarter ended:
                 March 31                                                          8,648,872                           7,725,259
                 June 30                                                           8,696,697                           8,269,228
                                                                                ------------                      --------------
                                                                                  17,345,569                          15,994,487
                                                                                ============                      ==============
                 Average number of common shares and
                 common share equivalents                                          8,672,785                           7,997,244
                                                                                ============                      ==============



                 Net earnings (loss)                                            $ (2,146,631)                     $    2,073,657
                                                                                ============                      ==============

                 Net earnings (loss) per share                                  $       (.25)                     $          .26
                                                                                ============                      ==============





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